Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces Business Update

Irvine, CA – March 30, 2020 – Impac Mortgage Holdings, Inc. (NYSE American: IMH, the “Company”), announced today a Company-wide business update:

•                      The Company has instituted a two week temporary suspension of all lending activity effective as of the opening of business today, March 30, 2020. The Company is a micro-cap residential mortgage originator and servicer navigating the dislocation associated with the interest rate and credit risk mortgage markets. Liquidity constraints are being experienced by, and de-risking mandates are being initiated by, some of the Company’s capital markets counterparties that have direct access to the Federal Reserve’s funding mechanisms, including certain of the Company’s warehouse lenders, repurchase counterparties and whole loan investors. The actions and continued lack of communication from one of the Company’s whole loan investors has created uncertainty and concern amongst some of the Company’s other capital markets counterparties that the whole loan investor in question might breach its mandatory purchase commitment to the Company, as required by the contract. In light of these events, the Company believes it is necessary to take the temporary and precautionary action of suspending mortgage originations for a two week interval. The Company further believes this interval should permit the unprecedented liquidity being delivered by the Federal Reserve, through its purchases of Mortgage Backed Securities under its quantitative easing program, to cascade through the financial system to the relief of capital markets participants, independent mortgage originators and servicers and, ultimately and most critically, to the American homeowner. The two week interval should also provide time for the industry and the Company to determine how to manage the effects of the various initiatives promulgated by the U.S. Federal Government, the Federal Reserve and other state and local governmental and quasi-governmental agencies relating to economic stimulus, mortgage principal and interest forbearance, liquidity and mortgage origination and servicing practices. The Company will reassess facts and circumstances as they evolve and respond accordingly as market conditions normalize.

The Company would like to provide the following additional information:

•                      The Company’s unrestricted cash position as of the close of business on March 27, 2020 was approximately $80 million.

•                      The Company has satisfied all margin calls due under its To Be Announced (“TBA”) hedging agreements, and its warehouse lending and repurchase facilities.

•                      As the Company noted on its Earnings Call on March 13, 2020, hedging with TBA can create a timing mismatch between the immediacy of margin calls payable on the TBA positions, and the extended timeframes required to monetize gains embedded in the whole loan pipeline. The Company closed out the entirety of its TBA hedge position on March 18, 2020, creating net margin due to, and collected in full by, the Company from its TBA counterparties. The Company has not utilized the TBA market to hedge its activities since that time.

•                      The Company is actively engaged with capital markets counterparties to various business contracts to ensure that they continue to perform under the terms of these contracts, including contracts relating to the Company’s warehouse and repurchase funding of loans and contracts relating to the Company’s forward sale of loans to whole loan investors. The Company expects these counterparties to honor their commitments. In the event that these counterparties fail to do so, the Company will explore all means of remedy, including but not limited to, requiring specific performance by the counterparty, and other damages against the counterparty.

•                      The Company will maintain a core team to actively manage its business during the two week interval commencing on March 30, 2020. The Company will furlough the remainder of its employee base during the two week interval. The Company greatly values the health and well-being of its employees and their families and has volunteered, consistent with the Company’s furlough policy, to cover its employees’ costs of health and medical benefits under the furlough period to provide tangible support during this time of hardship.

The novel coronavirus outbreak continues to have a real-time impact on all business sectors. The Company remains focused on prioritizing liquidity, preserving its business relationships and caring for its employees, their families and its community. The rapid development and fluidity of the effects of the coronavirus precludes any prediction as to the ultimate adverse impact of the coronavirus on its business. Nevertheless, the coronavirus presents material uncertainty and risk with respect to its performance, financial condition, results of operations and cash flows.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially”” appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: impact on the U.S. economy and financial markets of the outbreak of the novel coronavirus, and any adverse impact or disruption to the Company’s operations; the effects of the various stimulus efforts promulgated by the United States and state and local governments in response to the coronavirus; performance by counterparties to the Company’s business contracts; successful development, marketing, sale and financing of new and existing financial products; expansion of NonQM loan originations; ability to successfully diversify our loan products; ability to successfully sell loans to third-party investors; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity and satisfy financial covenants; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations; and other general market and economic conditions.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent Current Reports on Form 8-K or Quarterly Reports on Form 10-Q we file with the Securities and Exchange Commission and in particular the discussion of “Risk Factors” therein. This document speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage lending, servicing, portfolio loss mitigation and real estate services as well as the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

For additional information, questions or comments, please call Justin Moisio, Chief Administrative Officer at (949) 475-3988 or email Justin.Moisio@ImpacMail.com. Web site: http://ir.impaccompanies.com or www.impaccompanies.com